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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     June 29, 1995


                        Resort Income Investors, Inc.
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            (Exact name of registrant as specified in its charter)


  Delaware                     1-10084                     36-3593298
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(State of or other           (Commission                    (IRS Employer
jurisdiction of              File Number)                   Identification
incorporation)                                              Number)


One Norwest Center, 1700 Lincoln, 49th Floor, Denver, Colorado        80203
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code       (303) 863-2400


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(Former name or former address, if changed since last report)
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ITEM 5.    OTHER EVENTS.

     Capitalized terms not otherwise defined herein shall have the same meaning as in the prospectus of Resort Income Investors, Inc. (the "Company") dated October 24, 1988 (the "Prospectus").

     On June 29, 1995, the Company announced that it decided to commence an orderly self-liquidation of its assets. The Company's Independent Directors will oversee negotiations with the Company's Affiliated Borrowers and assume responsibility for collecting the outstanding loans over an anticipated 24 to 36-month period. The Company expects its $2.0 million loan to Hemmeter Enterprises, Inc. to be repaid within the next 90 to 180 days, however, there are no assurances as to such repayment.

     The Company currently has cash of $3.4 million. Pending the determination of its working capital and reserve needs, the Company anticipates distributing less than 50% of these funds within approximately the next 60 days. Instead of quarterly distributions, periodic liquidating distributions will be made to the Stockholders as loans are repaid, subject to allowances for necessary reserves and working capital to allow the Company to protect its remaining collateral positions and assets. On a related note, the Company will cease accruing interest and convert the maturing loans to demand loans.

     The Company also announced that the Independent Directors conducted a rigorous evaluation of each of the Company's loans and determined to reduce the value of its loan portfolio by recognizing an accounting charge of approximately $12.5 million (79% represents the uncollateralized portion of the Company's loan to Mr. Christopher B. Hemmeter and the remaining 21% represents accrued interest). Such charge, however, does not impact the Company's legal standing to collect the full principal amount of its loans.

     As a result of this charge, the net book value approximated $27.5 million on June 29, 1995. This asset value is determined by assuming loan amounts (other than the $12.5 million charge) will be collected in full at their current appraised value in an orderly fashion over the next 24 to 36 months. There can be no assurance that this net asset value will be realized, the assumption underlying the net asset value will be attained or that there will not be further write-downs.

     The Company currently has 4,156,000 shares outstanding.
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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   RESORT INCOME INVESTORS, INC.
                                   (Registrant)



DATE:  July 3, 1995                By:     /s/ Mark Hemmeter
                                           ---------------------------------
                                   Name:   Mark Hemmeter
                                   Title:  Director, Executive Vice President,
                                           Secretary, Treasurer, Chief Financial
                                           Officer and Chief Accounting Officer